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                                                                Exhibit 16(b)


                                           Since Inception
      S&P 500 Index Fund - Class D         Average Annual       Since Inception
      April 3 1997 to June 30, 1997        Total Return*         Total Return*
======================================     ===============      ===============
Initial Investment                          $     1,000.00       $     1,000.00

Divided by Initial Maximum Offering
  Price                                              10.00
                                           ---------------
Divided by Net Asset Value                                                10.00
                                                                ---------------
Equals Shares Purchased                            100.000              100.000

Plus Shares Acquired through Dividend
  Reinvestment                                         --                   --
                                           ---------------      ---------------

Equals Shares held at Ending Period Date           100.000              100.000

Multiplied by Net Asset Value at
  Ending Period Date                                 11.84                11.84
                                           ---------------      ---------------
Equals Ending Redeemable Value (ERV)
  at Period End Date                        $     1,184.00       $     1,184.00

Divide ERV by $1000 (P)                             1.1840               1.1840

Subtract 1                                          0.1840               0.1840

Expressed as a Percentage - Equals the
  Aggregate Total Return for the Period             18.40%
                                           ===============

Expressed as a Percentage - Equals the
  Aggregate Total Return for the Period                                  18.40%
                                                                ===============

Divide ERV by $1000 (P)                             1.1840

Raise to the power of                               4.1477

Equals                                              2.0149

Subtract 1                                          1.0149

Expressed as a Percentage - Equals the
  Average Annualized Total Return for
  the Period                                       101.49%
                                           ===============


* Does NOT include sales charge for the period.